UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0504461
(I.R.S. Employer Identification Number)

3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106 / Telephone: (801) 486-5555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David N. Pierce, Chief Executive Officer
FX Energy, Inc.
3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106
Telephone: (801) 486-5555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James R. Kruse
Kevin C. Timken
Kruse Landa Maycock & Ricks, LLC
136 East South Temple Street, Twenty-First Floor, Salt Lake City, Utah 84111
Telephone: (801) 531-7090

From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common stock, $0.001 par value	(2)	--	(2)	(2)
Preferred stock, $0.001 par value	(2)	--	(2)	(2)
Warrants	(2)	--	(2)	(2)
Senior Debt Securities	(2)	--	(2)	(2)
Subordinated Debt Securities	(2)	--	(2)	(2)
Total	$20,615,788(3)	--	$20,615,788(3)	$2,396(3)

(1)
This registration statement covers an indeterminate principal amount or number of shares of common stock and preferred stock, senior and subordinated debt securities, and number of warrants of the registrant with an aggregate initial offering price not to exceed $200,000,000. The securities registered hereunder are to be issued from time to time and at prices to be determined. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered hereunder also include: (i) an indeterminate number of shares of common stock or preferred stock, number of warrants, and principal amount of senior and subordinated debt securities as may, from time to time, be issued upon conversion or exchange of any preferred stock, warrants, or senior or subordinated debt securities registered hereunder, for which no separate consideration will be payable; and (ii) securities that may be purchased by underwriters to cover over-allotments, if any.

(2)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended.
(3)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to the notes for the calculation of this registration fee of Form S-3 and Rule 415(a)(6), the filing fee respecting the $179,384,712 in unsold securities included in the $200,000,000 in securities registered on Form S-3, SEC file no. 333-182288, was previously paid, so the $179,384,712 in the unsold securities has been deducted from the amount registered in this registration statement for the purposes of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE U.S. SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE:  Pursuant to Rule 429 under the Securities Act of 1933, as amended, this registration statement contains a combined prospectus that also relates to $179,384,712 of unsold securities covered by registration statements on Form S-3 Nos. 333-155718, 333-171029, and 333-182288 (the “Prior Registration Statements”), which are being carried forward in connection with this registration statement. The amount of securities being registered pursuant to this registration statement, together with the remaining securities being carried forward from the Prior Registration Statements, represent the maximum amount of securities that may be offered for sale. Upon effectiveness, this registration statement, which is a new registration statement, will also constitute a post-effective amendment to the Prior Registration Statements.

Subject to Completion, Dated July 30, 2015

The information in this preliminary prospectus is not complete and may be changed. We may not sell any of the securities being registered until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

FX ENERGY, INC.
_____________

$200,000,000
Common Stock, Preferred Stock, Warrants,
Senior Debt Securities, and Subordinated Debt Securities
_____________

We may offer common stock, preferred stock, warrants, senior debt securities, and subordinated debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $200,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We may offer and sell these securities to or through one or more underwriters, dealers, and agents or directly to purchasers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. The prospectus supplement will also contain information, where appropriate, about material U.S. income taxes relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

Although this registration statement registers $200,000,000 of securities, we will be subject to limitations that would permit us to sell no more than one-third of our public float in any 12-month period. As of July 21, 2015, 51,459,671 of our 54,869,656 issued and outstanding shares were held by persons other than our officers, directors, and 10% stockholders, and the closing price of our common stock on the NASDAQ Global Select Market was $0.783, making our public float approximately $40,292,922. That would limit our sales under this registration statement to approximately $13,430,000 in the next 12-month period, although that number would remain subject to adjustment.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FXEN.” Our 9.25% Series B Cumulative Convertible Preferred Stock is listed on the NASDAQ Global Select Market under the symbol “FXENP.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves risks. You should refer to the risk factors included in the periodic reports and other information that are on file with the U.S. Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” beginning on page 5 of this prospectus

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
_____________

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is ____________, 2015.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Information Incorporated by Reference.” We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in, or incorporated by reference into, this prospectus and the accompanying prospectus supplement. If you receive any other information, you should not rely on it.

The information contained in this prospectus and the accompanying prospectus supplement is accurate only as of the date on the cover page of this prospectus or the accompanying prospectus supplement, as applicable. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of any other date. The information incorporated by reference into this prospectus or the accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference. Any statement made in this prospectus, the accompanying prospectus supplement, or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only to the extent so modified or superseded. See “Information Incorporated by Reference.”

We are not offering these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters, dealers, or agents, and we may also sell securities directly to other purchasers. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters, dealers, or agents, and the compensation, if any, of those underwriters, dealers, or agents will be set forth in an accompanying prospectus supplement.

Unless the context otherwise requires, all references in this prospectus to “us,” “our,” “we,” “the Company,” or other similar terms include FX Energy, Inc., our subsidiaries, and the entities or enterprises organized under Polish law in which we have an interest and through which we conduct our activities in that country.

THE COMPANY

We are an independent gas and oil exploration and production company with principal production, reserves, and exploration activities in Poland, although we have modest oil production, oilfield service activities, and exploration in the United States. We believe Poland is a unique international exploration opportunity. Relatively little gas has been discovered in Poland’s sector of the North European Permian Basin, compared to the discoveries in the UK, Dutch, and German sectors. For most of the 20th century, Poland was closed to exploration by foreign gas and oil companies. Consequently, we think the Polish Permian Basin is underexplored and underexploited and, therefore, has high potential for discovering significant amounts of gas and oil.

Most of our Polish operations are conducted in partnership with the Polish Oil and Gas Company, or PGNiG. PGNiG is a fully integrated oil and gas company, which is largely owned by the Treasury of the Republic of Poland. PGNiG is Poland’s principal domestic oil and gas exploration, production, transportation, and distribution entity. Under our existing agreements, PGNiG has provided us with access to exploration opportunities, previously collected exploration data, and technical and operational support. We also use geophysical and drilling services provided by PGNiG and sell our gas production to PGNiG.

Our corporate offices are located at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106 USA. The corporate telephone number is (801) 486-5555. In Montana, we own a 16,160 square foot building located at the corner of Central and Main in Oilmont. We also have an office in Warsaw, Poland, located at ul. Chalubinskiego 8, and in Krakow, Poland, located at ul. Smolensk 21/15.

For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption “Information Incorporated by Reference.”

AVAILABLE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. In addition, because our stock is listed for trading on the NASDAQ Global Select Market, you can read and copy reports and other information concerning us at the offices of the NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC respecting the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

●	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

●	obtain a copy from the SEC’s website.

Our mailing address is 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, and our Internet address is www.fxenergy.com. Our telephone number is (801) 486-5555. General information, financial news releases, and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on the SEC’s website at www.sec.gov. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus.

Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 11, 2015; and

●	our Current Reports on Form 8-K filed on January 8, February 19, March 4, March 11, March 16, March 19, April 30, May 11, June 16, June 17, June 19, and July 29, 2015.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to:  FX Energy, Inc., 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, telephone number (801) 486-5555.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to FX Energy, Inc., contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus contain statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements.

Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this prospectus and filings made by us with the SEC.

Discussions containing these forward-looking statements may be found, among other places, in this prospectus under the captions “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus and in the documents incorporated by reference. Forward-looking statements speak only as of the date of the document in which they are contained, and we do not undertake any duty to update our forward-looking statements, except as may be required by law, and we caution you not to rely on them unduly.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our quarterly report on Form 10-Q for the quarter ended March 31, 2015, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations, and cash flows could be materially adversely affected. Please read “Cautionary Notice Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments, and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated as follows:

	Three Months Ended	Year Ended December 31,
	March 31, 2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges and preferred stock dividends	(1)	(1)	(1)	2.7	(1)	0.6
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(1)
The ratio indicates a less than one-to-one coverage because the earnings were inadequate to cover fixed charges for the periods presented. We had no historical earnings the quarter ended March 31, 2015, and the years ended December 31, 2014, 2013 and 2011, to apply toward our fixed charges. The amounts of the deficiencies were $(18.3) million for the quarter ended March 31, 2015, and $(56.4) million, $(8.5) million, and $(26.4) million for the years ended December 31, 2014, 2013 and 2011, respectively, for the ratio of earnings to fixed charges and preferred stock dividends. We had fixed charges related to long-term debt of $0.6 million for the quarter ended March 31, 2015, and $2.8 million, $3.3 million, $2.5 million, $2.2 million, and $1.9 million in 2014, 2013, 2012, 2011, and 2010, respectively. We had fixed charges related to preferred stock dividends of $0.5 million for the quarter ended March 31, 2015, and $0.8 million for the year ended December 31, 2014. These ratios are based on continuing operations. “Earnings” is determined by adding:

●	income (loss) attributable to common stockholders, and
●	fixed charges, net of interest capitalized.

“Fixed charges” consist of interest (whether expensed or capitalized) and, if appropriate, that portion of rentals considered to be representative of the interest factor. “Fixed charges and preferred stock dividends” represent fixed charges (as described above) and preferred stock dividend requirements of FX Energy.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

Common Stock

The following description of the terms of our common stock is a summary only and is qualified by reference to the relevant provisions of Nevada law and our articles of incorporation and bylaws, as amended. Copies of our articles of incorporation and bylaws, as amended, are filed as exhibits to the registration statement of which this prospectus is a part. As of July 21, 2015, we had 54,869,656 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except for certain matters for which a greater percentage quorum is required by statute.

Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

Holders of common stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future. In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until we have satisfied our obligations to any preferred stockholders.

The board of directors has authority to authorize the offer and sale of additional authorized but unissued securities without the vote of, or notice to, existing stockholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per-share book value of existing stockholders.

Preferred Stock

9.25% Series B Cumulative Convertible Preferred Stock

General. As of July 21, 2015, there were 800,000 shares of our authorized preferred stock designated as 9.25% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”), all of which were issued and outstanding. The rights, privilege, preferences, and restrictions of the Series B Preferred Stock have been fixed in a certificate of designation (as amended or supplemented, the “Series B Certificate of Designation”) and the material provisions are described below. The following description of our Series B Preferred Stock is intended as a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Series B Certificate of Designation, our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable portions of Nevada law. We urge you to read the Series B Certificate of Designation because it, and not this description, defines the rights of the holders of the Series B Preferred Stock.

Dividends. Holders of the Series B Preferred Stock are entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends on the Series B Preferred Stock at a rate of 9.25% per annum of the $25.00 liquidation preference per share (equivalent to $2.3125 per annum per share). Dividends will generally be payable quarterly in arrears on each January 31, April 30, July 31, and October 31. However, if, at any time, there is a dividend default because cash dividends on the outstanding Series B Preferred Stock are accrued but not paid in full for any four consecutive or nonconsecutive quarterly periods (“Dividend Default”), then: (i) the annual dividend rate on the Series B Preferred Stock will be increased to 11.25% per annum $25.00 liquidation preference per share (equivalent to $2.8125 per year per share) (the “Penalty Rate”) commencing on the first day after the dividend payment date on which the Dividend Default occurs; and (ii) the holders of Series B Preferred Stock, voting separately as a class with holders of all other series of parity shares (as defined under “—Ranking” below) upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors, in addition to those directors then serving on the board. Once all of the accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full and cash dividends at the Penalty Rate have been paid in full for an additional two consecutive quarters, the dividend rate will be restored to the stated rate and the term of office of all directors so elected will terminate with the termination of the voting rights. The foregoing provisions will not be applicable unless there is again a failure to pay a dividend during any future quarter. If we fail to maintain the listing of the Series B Preferred Stock on the New York Stock Exchange, the NYSE MKT, or The NASDAQ Global, Global Select or Capital Market, or a comparable national securities exchange (each a “national exchange”) for 180 consecutive days, then: (i) the annual dividend rate on the Series B Preferred Stock will be increased to the Penalty Rate on the 181st day; and (ii) the holders of Series B Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on the board. The Penalty Rate and director service will continue for so long as the Series B Preferred Stock is not listed on a national exchange.

Voting Rights. Holders of the Series B Preferred Stock will generally be entitled to vote only on certain acquisitions and share-exchange transactions and changes that would be materially adverse to the rights of holders of Series B Preferred Stock and for debt incurrence. However, if any Dividend Default occurs or if we fail to maintain the listing of the Series B Preferred Stock on a national exchange for 180 consecutive days, the holders of the Series B Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on our board of directors until such time as the dividend arrearage is eliminated or the Series B Preferred Stock becomes listed on a national exchange. In addition, an affirmative consent of the holders of at least two-thirds of the outstanding Series B Preferred Stock is required for the issuance of “senior shares” or for amendments to our articles of incorporation by merger or otherwise that would adversely affect the rights of holders of the Series B Preferred Stock.

Redemption Rights. The Series B Preferred Stock has no stated maturity, is not subject to any sinking fund or other mandatory redemption, and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control (as defined in the Series B Certificate of Designation) or a Market Trigger (as defined below), or unless a holder chooses to convert the Series B Preferred Stock into our common stock.

We may not redeem the Series B Preferred Stock before July 17, 2017, except pursuant to the special redemption upon a Change of Control discussed below. On or after July 17, 2017, we may, at our option, redeem the Series B Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date. If at any time a Change of Control occurs, we (or the acquiring entity) will have the option to redeem the Series B Preferred Stock, in whole but not in part, within 90 days after the date on which the Change of Control has occurred, for cash, at a redemption price of $25.00 per share, plus accumulated accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to shares of Series B Preferred Stock, the holders of Series B Preferred Stock will not have the conversion right for the shares of Series B Preferred Stock called for redemption.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the Series B Preferred Stock are entitled to receive, from the assets remaining after payment of liabilities, subject to the distribution rights of any parity shares or senior shares (as described below), but before any distribution of assets to the holders of our common stock or other junior shares (as described below), cash in an amount equal to $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to the distribution date.

Conversion Rights. Holders may, at any time, convert their Series B Preferred Stock to common stock at $5.00 per share, subject to adjustment in certain circumstances, and we may cause the Series B Preferred Stock to be converted if the trading price for our common stock equals or exceeds 120% of the conversion price (which shall initially be $6.00) for 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of conversion (a “Market Trigger”).

Ranking. The Series B Preferred Stock ranks: (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “junior shares”; (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock), referred to as “parity shares”; (iii) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock), referred to as “senior shares”; and (iv) junior to all our existing and future indebtedness.

Other Series of Preferred Stock

Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate; the redemption price, if any; conversion rights, if any; the amount payable in the event of any voluntary liquidation or dissolution of our company; and voting rights, if any.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any; the dates on which the dividends will be payable; and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund and the terms of the redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities and the terms and conditions of the conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences, and limitation of the preferred stock.

The description of the terms of a series of preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject, and qualified in its entirety by reference, to the certificate of designation relating to that series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or as a document incorporated by reference.

Any preferred stock will, when issued, be fully paid and nonassessable.

Anti-Takeover Provisions; Our Articles of incorporation and Bylaws

Articles of Incorporation and Bylaws

Some provisions of our articles of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders’ best interests. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Amendment to Bylaws. With the exception of any bylaws that were adopted by our stockholders, our board of directors is authorized to make, alter, or repeal our bylaws without further stockholder approval.

Action by Stockholders. Our articles of incorporation permit the stockholders to act only upon a vote at an annual or special meeting of the stockholders, rather than by majority written consent.

Advance Notice of Director Nominations and Matters To Be Acted upon at Meetings. Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Call of Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by a majority of the total number of directors we would have if there were no vacancies in our board of directors.

Limitation on Liability and Indemnification Matters

Our articles of incorporation limit, to the fullest extent permitted by Nevada law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director unless the director breached his fiduciary duties and the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee, or agent made a party to an action by reason of the fact that he was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees, and agents to the fullest extent permitted by Nevada law.

Additionally, we have, from time to time, entered into separate indemnification agreements with persons who were in service as our directors and executive officers at such time (some of whom are no longer serving in those capacities) that provide broader indemnification than that required under Nevada law. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts, actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or as a director or executive officer of any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these agreements are necessary to attract and retain qualified directors and executives.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar is Fidelity Transfer Company at 8915 South 700 East, Suite 102, Sandy, Utah 84070, and can be reached at (801) 562-1300.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “FXEN.” Our Series B Preferred Stock is listed on the NASDAQ Global Select Market under the trading symbol “FXENP.”

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock, or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject, and qualified in its entirety by reference, to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	antidilution provisions of the warrants if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	antidilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon conversion or exchange of preferred stock or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following descriptions of general terms relating to the debt securities and the indentures under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

The debt securities will be issued under indentures between us and a trustee that will be named in the applicable prospectus supplement, which may be supplemented or amended from time to time following its execution. The indentures, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939.

The forms of indentures give us broad authority to set the particular terms of each series of debt securities issued thereunder, including the right to modify certain of the terms contained in the indentures.

Except to the extent set forth in a prospectus supplement, the indentures do not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

General

The indentures will not limit the aggregate principal amount of debt securities that may be issued under them and will provide that debt securities may be issued in one or more series, in the form or forms, with such terms, and up to the aggregate principal amount that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and those terms will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

●
the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities, or subordinated debt securities; any subordination provisions particular to such series of debt securities; and whether the debt securities are convertible and/or exchangeable for other securities;

●	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

●	the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

●
the rate or rates (which may be fixed, floating, or adjustable) at which the debt securities shall bear interest, if any; the method of calculating the rates; the date or dates from which interest shall accrue or the manner of determining those dates; the interest payment dates on which interest shall be payable; the record dates for the determination of holders to whom interest is payable; and the basis upon which interest shall be calculated if other than a 360-day year;

●
the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable; where the holders may surrender debt securities for conversion, transfer, or exchange; and where notices or demands to or upon us may be served;

●	any provisions relating to the issuance of the debt securities at an original issue discount;

●
the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including the form or method of payment if other than in cash);

●
our obligation, if any, to redeem, purchase, or repay the debt securities pursuant to any mandatory redemption, sinking fund, or analogous provisions, or at the option of a holder; the price at which, the period within which, and the terms and conditions upon which the debt securities shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligation (including the form or method of payment thereof if other than in cash); and any provisions for the remarketing of the debt securities;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

●
if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy, or if applicable, the portion of the principal amount that is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which the debt securities are issued;

●	any events of default respecting the debt securities in lieu of or in addition to those set forth in the indentures and the remedies therefor;

●
our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof; the terms and conditions upon which the conversion shall be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments, and any other provision relative to such obligation); and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or any other agents for the debt securities;

●	the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

●
if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium (if any), make-whole amount (if any), or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

●
if the principal of, premium (if any), make-whole amount (if any), or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which, such election may be made and the time and manner of, and identity of the exchange rate agent with responsibility for determining, the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

●
if the amount of the payments of principal, premium (if any), make-whole amount (if any), and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

●
whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders for any tax, assessment, or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;

●
if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of the certificates, documents, or conditions;

●	any other affirmative or negative covenants respecting the debt securities, including certain financial covenants;

●
whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee, and any other provisions regarding the global securities;

●	whether the debt securities are defeasible; and

●	any other terms of a particular series.

Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium, make-whole amount, or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium, make-whole amount, or interest required to be made on an interest payment date, redemption date, or at maturity that is not a business day need not be made on that date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that at the time of issuance is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for the global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement for a series of debt securities will be described in the prospectus supplement relating to the series.

Modification of the Indentures

We and the trustee may modify the indentures for the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indentures discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including:

●
failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of the series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration, or otherwise);

●	failure to make a payment of any interest on any debt security of the series when due;

●	our failure to perform or observe any other covenants or agreements in the indenture for the debt securities of the series;

●	certain events relating to our bankruptcy, insolvency, or reorganization; and

●	certain cross defaults.

If an event of default respecting debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of the series may declare the principal amount (or, if the debt securities of the series are issued at an original issue discount, the portion of the principal amount as may be specified in the terms of the debt securities of the series) of all debt securities of the series or such other amount or amounts as the debt securities or supplemental indenture for the series may provide, to be due and payable immediately.

The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of the debt securities of any series notice of all uncured defaults for the series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment respecting debt securities of the series, the trustee may withhold the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of debt securities of the series.

The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, respecting the debt securities of the series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability, or would be unduly prejudicial to the holders of the debt securities of the series not joining in such direction.

The right of a holder to institute a proceeding respecting the indenture is subject to certain conditions, including that the holders of at least a majority in aggregate principal amount of the debt securities of the series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee, and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due; to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder; and to institute suit for the enforcement of such rights.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

●	the type of securities into which they may be converted or exchanged;

●	the conversion price or exchange ratio or its method of calculation;

●	whether conversion or exchange is mandatory or at the holder’s election;

●	how and when the conversion price or exchange ratio may be adjusted; and

●	any other important terms concerning the conversion or exchange rights.

Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in the prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by the laws of the state of Utah.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Information regarding material U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. Prospective purchasers of securities are urged to consult their own tax advisers prior to any acquisition of securities.

LEGAL MATTERS

Kruse Landa Maycock & Ricks, LLC, Salt Lake City, Utah, will pass upon the validity of any securities that we offer pursuant to this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of FX Energy, Inc., as of December 31, 2014 and 2013, and for the  years then ended, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon on the reports of Grant Thornton LLP,  independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2012, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

Estimates of our proved Polish gas reserves as of December 31, 2014, incorporated by reference into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, were prepared by RPS Energy, an independent engineering firm in the United Kingdom. Estimates of our proved U.S. oil reserves as of December 31, 2014, incorporated by reference into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, were prepared by Hohn Engineering, PLLC, an independent engineering firm in Billings, Montana.

FX ENERGY, INC.
Table of Contents

Section	Page

About this Prospectus	2
The Company	3	$200,000,000
Available Information	3
Information Incorporated
by Reference	4
Cautionary Note Regarding		Common Stock
Forward-Looking Statements	5	Preferred Stock
Risk Factors	5	Warrants
Use of Proceeds	5	Senior Debt Securities
Ratio of Earnings to Fixed Charges	6	Subordinated Debt Securities
Description of Capital Stock	6
Description of Warrants	11
Description of Debt Securities	12
Material Federal Income
Tax Consequences	17
Legal Matters	18
Experts	18

		PROSPECTUS

Investors should rely on the information contained in this prospectus. We have not authorized anyone to provide different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction.

		______________, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

We will pay all expenses incident to the offering and sale to the public of the securities being registered other than any commissions and discounts of underwriters, dealers, or agents and any transfer taxes. These expenses are set forth in the following table:

Securities and Exchange Commission filing fee*	$2,396
Printing expenses	--
Counsel fees and expenses	20,000
Accounting fees and expenses	7,500
Stock exchange listing fees	--
Fees of trustee, registrar and transfer agent	--
Miscellaneous expenses	--
Total	$29,896
_______________

*Actual expense; all other expenses are estimates.

Item 15. Indemnification of Directors and Officers

Article VI of our restated articles of incorporation provides that to the fullest extent permitted by the Nevada Revised Statutes or any other applicable law, as now in effect or as it may hereafter be amended (“Nevada Law”), we shall indemnify directors and may indemnify our officers, employees, or agents to the extent authorized by our board of directors and in the manner set forth in our bylaws.

Subsection 1 of Section 78.7502 of Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with that action, suit, or proceeding if he is not liable pursuant to Section 78.138 of Nevada Law or if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and respecting any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

Section 8.01 of our bylaws provides that we shall indemnify any officer or director and may indemnify any other person to the fullest extent permitted by law as the same exists or may hereafter be amended (but in the case of any amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than was permitted prior to the amendment). Further, to the extent permitted by Nevada Law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by us in advance of the final disposition of that action, suit, or proceeding on receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by us. Such expenses incurred by other employees and agents may be so paid on the terms and conditions, if any, as our board of directors deems appropriate.

We have also entered into indemnification agreements with each of our directors and executive officers under which we agree to indemnify them to the full extent permitted by law, notwithstanding any subsequent change in control or change to the indemnification provisions of applicable law, including the obligation to advance defense and other costs to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. (See “Item 17. Undertakings.”)

Item 16. Exhibits

The following documents are included as exhibits to this Registration Statement, pursuant to Item 601 of Regulation S-K:

Exhibit Number*	Title of Document	Location

Item 1.	Underwriting Agreement
1.01	Form of Underwriting Agreement
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 4.	Instruments Defining the Rights of Holders, Including Indentures
4.01	Specimen common stock certificate	Incorporated by reference from the annual report on Form 10-K for the period ended December 31, 2006, filed March 13, 2007.

4.07	Form of Indenture for Senior Debt Securities	This filing.

4.08	Form of Indenture for Subordinated Debt Securities	This filing.

4.09	Form of Supplemental Indenture or other instrument establishing the issuance of one or more series of debt securities (including form of debt security)
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

4.10	Form of Certificate of Designation of one or more series of Preferred Stock
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Number*	Title of Document	Location

4.11	Form of Warrant
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 5.	Opinion re: Legality
5.01	Opinion of Kruse Landa Maycock & Ricks, LLC
Form of opinion in this filing; signed opinion to be filed subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 12.	Statements re: Computation of Ratios
12.01	Computation of ratio of earnings to fixed charges	This filing.

Item 23.	Consents of Experts and Counsel
23.01	Consent of Grant Thornton LLP, independent registered public accounting firm	This filing.

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	This filing.

23.03	Consent of RPS Energy Limited, Petroleum Engineers	This filing.

23.04	Consent of Hohn Engineering, PLLC, Petroleum Engineer	This filing.

23.05	Consent of Kruse Landa Maycock & Ricks, LLC (contained in form of opinion filed as Exhibit 5.01)
To be included in the executed opinion to be filed subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 24.	Power of Attorney
24.01	Power of Attorney	Signature page.

Item 25.	Statement of Eligibility of Trustee
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939
____________________

*
The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information respecting the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Salt Lake City, state of Utah, on July 30, 2015.

FX ENERGY, INC.

Date: July 30, 2015	By:	/s/ David N. Pierce
David N. Pierce
President and Chief Executive Officer

Date: July 30, 2015	By:	/s/ Clay Newton
Clay Newton
Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David N. Pierce, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the SEC. hereby ratifying and confirming all that said attorney-in fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David N. Pierce	Director	July 30, 2015
David N. Pierce

/s/ Dennis B. Goldstein	Director	July 30, 2015
Dennis B. Goldstein

/s/ Arnold S. Grundvig Jr.	Director	July 30, 2015
Arnold S. Grundvig Jr.

/s/ Jerzy B. Maciolek	Director	July 30, 2015
Jerzy B. Maciolek

/s/ H. Allen Turner	Director	July 30, 2015
H. Allen Turner